Exhibit 23.2




                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Optionable, Inc. (the "Registrant") of our report dated April 4, 2005, except for Note 11 which is April 12, 2005, with respect to the financial statements of the Registrant included in the Registrant's Prospectus filed with the Commission pursuant to rule 424 (b)(3)Annual Report on filed with the Securities and Exchange Commission on May 9, 2005.




/s/ Sherb & Co., LLP
New York, New York
November 21, 2005